EXHIBIT 23(b):
Consent of Independent Auditor




G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)





October 2, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 2, 2001, on the Financial Statements of Medical Staffing Solutions, Inc. from the inception date of June 21, 2001 through September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA